UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	For More Information Contact:
Robert J. Weatherbie
Chief Executive Officer
Team Financial, Inc.
(913) 294-9667
bob.weatherbie@teamfinancialinc.com
http://www.teamfinancialinc.com

TEAM FINANCIAL, INC. APPOINTS NEW DIRECTOR; VOWS TO DEFEAT DISSIDENT SHAREHOLDER’S SOUR GRAPES PROXY SOLICITATION FOR BOARD SEATS

Paola, Kansas, May 28, 2008 – Team Financial, Inc. (the “Company”), (NASDAQ: TFIN) today announced the Board of Directors’ unanimous appointment of Robert M. Blachly to fill a vacant Board of Directors seat, and that, as set forth in the Company’s recent definitive proxy material, Mr. Blachly will serve as a nominee to the Board at the annual meeting of shareholders to be held on Tuesday, June 17th.

Mr. Blachly, age 58, has served as a director of our primary bank subsidiary, TeamBank, N.A. since August 2006, and continues to serve in that capacity, having recently been appointed to a special committee to oversee loan administration and credit risk. He has also served as a member of the board loan committee. He is Executive Vice President of The Industrial Fumigant Company, Olathe, Kansas, a multimillion dollar international supplier of food plant sanitization and consulting services, where he has served in various progressive capacities since 1976. He chaired its ESOP Committee from 1991 to 2005. Mr. Blachly is a graduate of the University of Kansas, B.S., Business Administration.  His expertise in a growing and profitable company and his experience with an employee ownership plan will add to the strength and depth of our Board.

Mr. Blachly fills the seat of dissident shareholder, Keith B. Edquist, who resigned from the Board on May 20th in order to solicit proxies to seat his own slate of three Board members at the Company’s upcoming annual meeting.

We believe Mr. Edquist’s solicitation is a “sour grapes” attempt to obtain Board seats, as our Nominating Committee, consisting entirely of independent members, determined earlier this year that a highly qualified Board candidate, Mr. Blachly, should be nominated to serve instead of any other candidate. The Company believes Mr. Edquist and his hand-picked slate of two other nominees would not result in an increase in shareholder value and their presence on the Board would not be in the best interests of shareholders.  Among other things, during the time Mr. Edquist served on the Board, he was generally uncooperative and antagonistic with the other Board members and our employees.  The Company recently rejected an offer by Mr. Edquist to purchase one of our Nebraska bank branches because of the negative impact to the Company’s shareholders.

Mr. Edquist’s proxy soliciation expresses concern about the Company’s executive pay practices.  He has not disclosed that while on our Compensation Committee he was integral to reviewing our executives’ compensation and in late 2005 led the approval of an executive employment and salary package for the then chief financial officer which was identical in material form to the compensation package offered to the CEO.  The Company, its Board, and the various committees of the Board adhere to the corporate governance practices in compliance with applicable law, under the guiding principle that all actions taken by them will be in the best long-term interests of shareholders.  The Compensation Committee, which is comprised solely of independent directors, diligently examines appropriate compensation levels for the Company’s named executive officers.  Compensation is reviewed annually and is tied to Company performance through numerous factors including asset growth, return on average equity, earnings growth compared to the prior year’s performance, and strategic positioning of the Company for the future. The Company disagrees with Mr. Edquist’s conclusion that he was relieved of his Board committee responsibilites “...when I objected to the Chairman of the Compensation Committee’s procedures.” Nominations to our Board are thoroughly  discussed and analyzed by our Nominating  Committee, all of whom are independent directors, using well thought out, established practices.

We strongly urge our shareholders to vote for the Company’s nominees to the Board, all of whom are highly qualified and committed to our mission of full service community banking through our dedicated and hard working employees. Between now and the annual meeting on June 17th we will be providing our shareholders with additional soliciting material demonstrating, we believe, the superiority of our highly qualified nominees compared to Mr. Edquist and his nominees.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, Team Financial, Inc. has filed a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEAM FINANCIAL, INC. AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact Robert J. Weatherbie at (913) 294-9667 or by email at bob.weatherbie@teamfinancialinc.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Team Financial, Inc. at the SEC’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Team Financial, Inc. and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from Team Financial’s shareholders with respect to the matters considered at the Team Financial, Inc. 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2008. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, has been and will be set forth in our definitive proxy statement and other proxy related materials to be filed with the SEC in connection with the Team Financial, Inc. 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adverse changes in results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the economic conditions in areas the Company’s borrowers are located, risks associated with the adverse effects of governmental regulation,  changes in regulatory oversight, interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.